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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 10, 2004

                             SECURED SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                 001-12536                     11-2964894
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)

                     1175 North Service Road West, Suite 214
                        Oakville, Ontario, Canada L6M 2W1
               (Address Of Principal Executive Office) (Zip Code)

        Registrant's telephone number, including area code (905) 339-3439

                          Southern Software Group, Inc.
                          1598 Whitehall Road, Suite E
                            Annapolis, Maryland 21401


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          (Former name or former address, if changed since last report)

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Item 5: Other Events

      On May 10, 2004, Secured Services, Inc. ("Secured") closed on a $7 million private placement to U.S. financial institutional and accredited investors of 5,384,623 shares of its common stock, $.0001 par value per share (the "Common Stock"), and 5-year warrants to purchase 1,346,155 shares of its Common Stock at an exercise price of $1.96 per share. The proceeds from the private placement will fund working capital and expand sales and marketing for "Identiprise", Secured's enterprise security software solution.

      The material terms and conditions of the financing are set forth in the Exhibits 4.1, 10.1 and 10.2 attached hereto. The press release announcing the closing is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

Exhibit
Number                            Description
------                            -----------
4.1 Form of Common Stock Purchase warrant, dated May 10, 2004, among Secured and the investors

10.1 Form of Subscription Agreement, dated as of May 7, 2004, among Secured and the investors

10.2 Form of Registration Rights Agreement, dated as of May 7, 2004, among Secured and the investors

99.1        Press Release issued May 11, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Secured Services, Inc.

Dated: May 14, 2004                  By: /s/ King T. Moore
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                                         King T. Moore, Chief Executive Officer


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